Exhibit 99.1
EXECUTION
COPY
REORGANIZATION AGREEMENT
     THIS REORGANIZATION AGREEMENT (this “Agreement”) is made and entered into as of the 21st day of July, 2005, by and among Consolidated Communications Illinois Holdings, Inc., a Delaware corporation (“CCIH”), Consolidated Communications Texas Holdings, Inc., a Delaware corporation (“CCTH”), Homebase Acquisition, LLC, a Delaware limited liability company (“Homebase LLC”), Central Illinois Telephone, LLC, a Delaware limited liability company (“CIT”), each of the parties listed in subsection B of Schedule II attached hereto (being referred to collectively herein as “Spectrum”), each of the parties listed in subsection C of Schedule II attached hereto (being referred to collectively herein as “Providence”) and each of the parties listed under subsection D of Schedule II attached hereto (being referred to collectively herein as “Management; Management, CIT, Spectrum and Providence being referred to herein each as an “Equity Holder” and collectively as “Equity Holders”). Defined terms shall have the meaning ascribed to them on Schedule I attached hereto.
RECITALS
     WHEREAS, CCIH and CCTH are each direct wholly-owned subsidiaries of Homebase LLC; and
     WHEREAS, the equity holders of Homebase LLC desire to complete an initial public offering of common equity securities relating to the combined businesses of CCIH, CCTH and Homebase LLC in a bona fide firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended, for an aggregate offering price, before underwriter’s discounts and commissions and the exercise of the underwriters’ over allotment option, of approximately $204,000,000 (the “Initial Public Offering”); and
     WHEREAS, in preparation for the Initial Public Offering the Equity Holders of Homebase LLC have agreed to merge first CCTH and then Homebase LLC with and into CCIH (with CCIH as the surviving corporation of each such merger), with the result that following the mergers and immediately prior to the consummation of the Initial Public Offering, CCIH will be wholly owned by the Equity Holders (collectively, the “Mergers”); and
     WHEREAS, in contemplation of the Mergers and the Initial Public Offering, (i) the Certificate of Incorporation of CCIH will be amended to provide for Class A Common Stock and Class B Common Stock and (ii) Homebase LLC will be recapitalized to provide for Class A Common Shares, Class B-1 Common Shares, Class B-2 Common Shares and Class A Preferred Shares;
     WHEREAS, under the Restricted Share Plan, 25 percent of the Common Shares of Homebase LLC held by Management shall vest on the day prior to the effective time of the merger of Homebase LLC with and into CCIH; and

     WHEREAS, following the transactions contemplated by this Agreement, Providence, Spectrum, CIT and Management will each own shares of Common Stock in the amounts contemplated herein, some of which shares held by CIT, Providence, Spectrum and Management are expected to be sold pursuant to the Initial Public Offering; and
     WHEREAS, CIT, Spectrum and Providence will have certain registration rights and tag-along rights with respect to their Common Stock of CCIH, in each case as more particularly described herein.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. REORGANIZATION.
     Subject to the terms and conditions hereof, on the Closing Date, the parties hereby consent and agree to the following actions in the order provided below:
     1.1 Amendment to Certificate of Incorporation and Recapitalization of CCIH. Homebase LLC, as the sole stockholder of CCIH, hereby agrees to approve, and CCIH hereby agrees to adopt, on the Closing Date, an amendment to the Certificate of Incorporation (the “Charter Amendment”) of CCIH, which provides, in part, for the authorization of two classes of common stock, Class A Common Stock and Class B Common Stock. Upon the filing and effectiveness of the Charter Amendment, each share of CCIH common stock outstanding immediately prior to the adoption of the Charter Amendment shall be automatically reclassified into and become 86,696.29 validly issued, fully paid and nonassessable shares of Class A Common Stock.
     1.2 Merger of CCIH and CCTH. Immediately following CCIH’s adoption of the Charter Amendment, in accordance with Section 251 of the Delaware General Corporation Law (“DGCL”), CCTH will be merged with and into CCIH. As a result of the merger, the separate corporate existence of CCTH shall cease and CCIH shall continue as the surviving corporation following such Merger. In connection with such merger, each share of CCTH common stock, par value $.01, issued and outstanding immediately prior to the effective date of such Merger, shall be canceled and shall by virtue of the merger and without any action on the part of the holder thereof be converted automatically into the right to receive, on the effective date of such Merger, 15,017.881 shares of Class B Common Stock of CCIH and each share of CCIH common stock outstanding prior to such Merger shall remain outstanding and unaffected by the Merger.
     1.3 Recapitalization of Homebase LLC. Immediately prior to consummating the merger of Homebase LLC into CCIH pursuant to Section 1.4 below, Homebase LLC will be recapitalized such that (a) each Common Share of Homebase LLC held by Spectrum, Providence and CIT immediately prior to such recapitalization shall be reclassified into one Class A Common Share of Homebase LLC, (b) each Common Share of Homebase LLC held by Management immediately prior to such recapitalization that are vested under the Restricted Share Plan as of the time immediately preceding the recapitalization shall be reclassified into one Class B-1 Common Share of Homebase LLC and (c) each Common Share of Homebase LLC held by Management immediately prior to such recapitalization that remain unvested under to the Restricted Share Plan as of the time immediately preceding the recapitalization shall be reclassified into one Class B-2 Common Share of Homebase LLC, each of which will continue to be subject to the Restricted Share Plan. The Class A Preferred Shares of Homebase LLC shall remain unchanged. The relative rights, preferences and privileges and associated obligations of the Homebase LLC Class A Common Shares, Class B-1 Common Shares and Class B-2 Common Shares shall otherwise be identical in all respects to those of the Homebase LLC Common Shares other than for (i) the designation of such shares as Class A Common Shares, Class B-1 Common Shares and Class B-2 Common Shares and (ii) the rights to receive, on a liquidation of Homebase LLC, the property specified as merger consideration pursuant to Section 1.4 below . The Second Amended and Restated Limited Liability Company Agreement of Homebase LLC, dated January 15, 2004, shall be amended to, among other things, effect the recapitalization described in this Section 1.3 (as amended, the “Homebase LLC Agreement”).
     1.4 Merger of CCIH and Homebase LLC.
          (a) Merger. Subject to the terms and conditions hereof, immediately following the merger of CCTH with and into CCIH described in Section 1.2 and the recapitalization of Homebase LLC described in Section 1.3, in accordance with Section 264 of the DGCL, Homebase LLC will be merged with and into CCIH. As a result of such Merger, the separate corporate existence of Homebase LLC shall cease and CCIH shall continue as the surviving corporation following such Merger.
          (b) Merger Consideration. On the effective date of such merger, (i) each Class A Preferred Share of Homebase LLC, issued and outstanding immediately prior to the effective date of the merger, shall be canceled and shall by virtue of the merger and without any action on the part of the holder thereof be converted automatically into the right to receive from Homebase LLC a number of shares of Class A Common Stock and Class B Common Stock (in the ratio of 6.34 shares of Class B Common Stock for each 3.66 shares of Class A Common Stock) of CCIH held by Homebase LLC equal to the quotient of the Class A Liquidation Preference of such Class A Preferred Share as of the business day immediately preceding such merger divided by the IPO Price; (ii) each Class A Common Share of Homebase LLC issued and outstanding immediately prior to the effective date of the merger, shall be canceled and shall by virtue of the merger and without any action on the part of the holder thereof be converted automatically into the right to receive from Homebase LLC .365347903685689 of a share of Class A Common Stock and .632870412395428 of a share of Class B Common Stock of CCIH held by Homebase LLC; (iii) each Class B-1 Common Share of Homebase LLC issued and outstanding immediately prior to the effective date of the Merger shall be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive from Homebase LLC .365347903685689 of a share of Class A Common Stock and .632870412395428 of a share of Class B Common Stock of CCIH held by Homebase LLC, (iv) each Class B-2 Common Share of Homebase LLC issued and outstanding immediately prior to the effective date of the Merger shall be canceled and shall by virtue of the Merger and without any action on the part of the holder thereof be converted automatically into the right to receive from Homebase LLC .365347903685689 of a share of Class A Common Stock and .632870412395428 of a share of Class B Common Stock of CCIH held by Homebase LLC and (v) each share of Class A Common Stock and Class B Common Stock of CCIH issued and outstanding immediately prior to the effective date of the merger shall remain outstanding and, other than the distribution of such shares to the former Members of Homebase pursuant to the terms of the Merger (as described in this Section 1.4), shall remain unaffected by the Merger described in this Section 1.4. Class A Common Stock and Class B Common Stock received by Management pursuant to clause (iv) above shall remain subject to vesting restrictions under the Restricted Share Plan that are substantially similar to the restrictions to which the Homebase LLC shares were subject immediately prior to such Merger. Following the transactions described in this Section 1.4(b), the ownership of Class A Common Stock and Class B Common Stock of CCIH shall be as set forth in Schedule III.
          (c) IPO Recapitalization. Immediately following the transactions described above in this Section 1.4, CCIH shall effect a recapitalization as a result of which (i) each issued and outstanding share of Class A Common Stock of CCIH following the transactions described above in this Section 1.4 will be reclassified into one share of Common Stock of CCIH and (ii) each issued and outstanding share of Class B Common Stock of CCIH following the transactions described above in this Section 1.4 will be reclassified into one share of Common Stock of CCIH. Shares of Common Stock of CCIH received by Management in respect of unvested shares of Class A Common Stock of CCIH pursuant to this Section 1.4(c) shall remain subject to the vesting restrictions contained in the Restricted Share Plan such that the vested and unvested shares of Common Stock held by Management immediately following the transactions described in this Section 1.4(c) shall be in the same proportion as the vested and unvested shares of Class A Common Stock of CCIH held by Management immediately prior to the transactions in this Section 1.4(c).
          (d) No Further Ownership Rights in Homebase LLC. The shares of CCIH common stock distributed to the Equity Holders upon the merger of Homebase LLC into CCIH pursuant to this Section 1.4 shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the common and preferred shares of Homebase LLC and the Equity Holders shall have no further rights under the Homebase LLC Agreement other than the right to receive the distribution described in this Section 1.4.
          (e) Identification. In connection with the merger of Homebase LLC into CCIH and the subsequent transactions described in Section 1.4, Homebase LLC will provide the Equity Holders with documentation sufficient for the Equity Holders to identify their CCIH shares as having been shares of Class A Common Stock or Class B Common Stock of CCIH prior to the IPO recapitalization described in Section 1.4(c) above.
          (f) The provisions of Sections 1.2 and 1.4 shall constitute an agreement of merger for all purposes under Sections 251 and 264 of the DGCL and the execution of this Agreement by each of the members of Homebase LLC shall constitute written consent to the transactions described in Section 1.4 for purposes of Section 264 of the DGCL.
     1.5 Tax-Free Reorganization. The merger described in Section 1.2 and the recapitalization described in Section 1.3 are each intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement as it relates to Sections 1.2 and 1.3, together with the Merger Certificate to be filed in connection with Section 1.2, is intended to be a “plan of reorganization” within the meaning of the regulations promulgated under Section 368(a) of the Code and for the purpose of qualifying as a tax-free transaction for federal income tax purposes. The parties hereto will agree to report each such transaction as a tax-free reorganization under the provisions of Section 368(a) of the Code. None of the parties hereto will take or cause to be taken any action which would prevent the transactions contemplated by Sections 1.2 and 1.3 of this Agreement from qualifying as a reorganization under Section 368(a) of the Code.
     1.6 Homebase Merger. The merger of Homebase LLC described in Section 1.4 is intended to qualify as, and the parties hereto agree to treat such merger as, a liquidation of Homebase LLC for federal income tax purposes. None of the parties hereto will take or cause to be taken any action which would prevent the transactions contemplated by Section 1.4 of this Agreement from qualifying as liquidation for federal income tax purposes.
2. CLOSING; DELIVERIES.
     2.1 Closing. The closing of the transactions described in Section 1 above (the “Closing”) shall be held at the offices of King & Spalding LLP, New York, New York, on the date coinciding with the closing of the Initial Public Offering or at such other place or on such other date as the parties may agree (the date of the Closing is hereinafter referred to as the “Closing Date”).
     2.2 Deliveries at Closing. At the Closing in the following order: (i) CCIH shall file the Charter Amendment with the Delaware Secretary of State establishing Class A Common Stock and Class B Common Stock as contemplated in Section 1.1; (ii) Homebase LLC shall deliver for cancellation the certificates representing all of the outstanding shares of common stock of CCIH and, upon cancellation of such certificates, CCIH shall register in its stock registry the issuance of 8,669,629 shares of its Class A Common Stock of CCIH to Homebase LLC as contemplated in Section 1.1; (iii) CCIH and CCTH shall file a certificate of merger with the Delaware Secretary of State for the merger contemplated in Section 1.2; (iv) Homebase LLC Shall deliver for cancellation the certificates representing all of the outstanding shares of common stock of CCTH and, upon cancellation of such certificates, CCIH shall register in its stock registry the issuance of 15,017,881 shares of Class B Common Stock of CCIH to Homebase LLC as contemplated in Section 1.2; (v) Homebase LLC shall effect the amendment to its limited liability agreement establishing Class A Common Shares, Class B-1 Common Shares and Class B-2 Common Shares and Homebase LLC shall register the exchange of outstanding Common Shares for Class A Shares, Class B-1 Shares and Class B-2 Shares as contemplated in Section 1.3; (vi) each of CIT, Spectrum, Providence and Management shall deliver for cancellation certificates representing all of their shares of Homebase LLC (the “LLC Certificates”) as contemplated in Section 1.4; (vii) upon receipt of such LLC Certificates, CCIH shall cancel such shares of Homebase LLC and register in CCIH’s stock registry, in the name of CIT, Spectrum, Providence and Management, as applicable, the Class A Common Stock and Class B Common Stock of CCIH to be distributed to each of the foregoing pursuant to Section 1.4(b); (viii) CCIH Shall file its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State as contemplated by Section 1.4(c); and (ix) CCIH shall cancel, in CCIH’s stock registry, the Class A Common Stock and Class B Common Stock issued to CIT, Spectrum, Providence and Management as contemplated in Section 1.4(c) and, upon cancellation of such Class A Common Stock and Class B Common Stock on CCIH’s registry, CCIH shall arrange for accounts to be established with its transfer agent reflecting shares of Common Stock of CCIH to be distributed to each of CIT, Spectrum, Providence and Management, pursuant to the IPO recapitalization described in Section 1.4(c).

     2.3 Lost Certificates. If any LLC Certificate to be delivered pursuant to Section 2.2(i) shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such LLC Certificate to be lost, stolen or destroyed, and upon such person providing customary indemnification against any claim that may be made with respect to such lost, stolen or destroyed LLC Certificate, CCIH will deliver in exchange for such lost, stolen or destroyed LLC Certificate the applicable merger consideration described in Section 1.4(b).
3. REPRESENTATIONS OF CIT, SPECTRUM, PROVIDENCE AND MANAGEMENT.
     Each Equity Holder individually and severally represents and warrants as follows as of the date hereof and the Closing Date:
     3.1 Authorization. In the case of CIT and each entity comprising Providence and Spectrum, it is a limited partnership or limited liability company, as applicable, duly formed and validly existing under the laws of the jurisdiction of its formation. The Equity Holder has the right, power and capacity to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Equity Holder and constitutes the valid and binding obligations of the Equity Holder, enforceable against the Equity Holder in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.
     3.2 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions hereof and thereof do not or shall not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (a) any contract, will, agreement, permit, franchise, license or other instrument applicable to the Equity Holder, (b) any judgment, decree or order of any Governmental Entity to which the Equity Holder is a party or by which the Equity Holder or any of their respective properties are bound or (c) any law or arbitration award applicable to the Equity Holder.
     3.3 Ownership of Equity. The Equity Holder has good and valid title to and beneficial ownership of the number of Class A Preferred Shares and/or Common Shares of Homebase LLC set forth next to the Equity Holder’s name on Schedule II, and such Class A Preferred Shares and Common Shares are free and clear of all Liens, other than restrictions expressly set forth in the Homebase LLC Agreement.
     3.4 Legal Proceedings. There are no suits, actions, claims, proceedings or investigations pending or, to the knowledge of the Equity Holder, threatened against, relating to or involving the Equity Holder which could reasonably be expected to adversely affect the Equity Holder’s ability to consummate the transactions contemplated by this Agreement.

4. CONDITIONS TO CLOSINGS.
     The obligations of the Parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:
     4.1 Injunction. There shall be no injunction, writ or preliminary restraining order or any order of any nature issued by a Governmental Entity of competent jurisdiction in effect prohibiting the consummation of the transactions contemplated by this Agreement as provided herein, and no proceeding or lawsuit shall have been commenced by any Governmental Entity and no written notice shall have been received from any Governmental Entity or third party indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated hereby.
     4.2 Governmental Consents. All material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, all Governmental Entities required in connection with the execution, delivery or performance hereof shall have been obtained or made, including receipt of any necessary consents or approvals from the Illinois Commerce Commission.
     4.3 Representations and Warranties. The representations and warranties of the Equity Holders set forth in Section 3 shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date.
     4.4 Underwriting Agreement. The underwriting agreement related to CCIH’s Initial Public Offering shall have been executed and delivered and all conditions thereunder satisfied or waived (other than those conditions of a nature only capable of being satisfied at the closing of the initial public offering), such that the Initial Public Offering closes immediately following consummation of the transactions described in Section 1.
5. REGISTRATION RIGHTS.
     5.1 Certain Definitions. As used in this Agreement, in addition to the terms defined on Schedule I, the following terms shall have the following respective meanings:
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
     “CIT Registrable Securities” shall mean the Registrable Securities held by CIT or a permitted assignee of CIT pursuant to Section 7.6.
     “Final Prospectus” has the meaning specified in Section 5.7(d) of this Agreement.
     “Holder” shall mean any Equity Holder and any permitted assignee of any Equity Holder to whom such rights have been duly assigned in accordance with Section 7.6 hereof, in each case that holds Registrable Securities.
     “Initiating Holders” shall mean any of (a) one or more Persons holding 51% of the Providence Registrable Securities, (b) one or more Persons holding 51% of the Spectrum Registrable Securities and (c) one or more Persons holding 51% of the CIT Registrable Securities.
     “Initial Public Offering” shall have the meaning specified in the Preamble of this Agreement.
     “Person” shall mean an individual corporation, partnership, limited liability company or partnership, association, trust, joint venture or other entity.
     “Providence Registrable Securities” shall mean the Registrable Securities held by Providence or a permitted assignee of Providence pursuant to Section 7.6.
     “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness by the SEC of such registration statement or document.
     “Registrable Securities” as of any particular time shall mean any and all shares of Common Stock of CCIH held by a Holder; provided, however, that any shares shall cease to be Registrable Securities at such time as CCIH’s obligations with respect to such shares pursuant to Sections 5.2, 5.3 and 5.4 hereof terminate pursuant to Section 5.9 hereof. Registrable Securities shall only be treated as Registrable Securities if and so long as, they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.
     “Request Notice” shall have the meaning specified in Section 5.2(b).
     “Rule 144” shall mean Rule 144 of the Securities Act.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Shelf Registration” shall have the meaning specified in Section 5.4(a).
     “Spectrum Registrable Securities” shall mean the Registrable Securities held by Spectrum or a permitted assignee of Spectrum pursuant to Section 7.6.
     “Violation” has the meaning specified in Section 5.7(a) of this Agreement.
     5.2 Demand Registration.
          (a) Request by Holders. At any time commencing after the six (6) month anniversary of the closing date of the Initial Public Offering, one or more Initiating Holder(s), may request in writing that CCIH file and cause to become effective a registration statement under the Securities Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities held by the applicable Initiating Holder(s) which would result in an aggregate offering price to the public of not less than $10 million (based on the then current market price of such Registrable Securities as of the date of such request).
          (b) Notice. CCIH shall, within ten (10) days of receipt of any notice under this Section 5.2, notify all Holders of Registrable Securities other than the applicable Initiating Holders of the receipt of such request (a “Request Notice”) and such other Holders shall be entitled, for a period of ten (10) days after receipt of such notice from CCIH, to request that CCIH include in the requested registration all or any portion of their Registrable Securities. Subject to subsections (c) and (d) below, CCIH shall use its reasonable best efforts to register under the Securities Act, for sale in accordance with the method of disposition specified in the notice from the Initiating Holders described in subsection (a) above, as soon as reasonably practicable and in any event within 30 days, the number of Registrable Securities specified in such notice and in all notices received by CCIH from other Holders in accordance with this subsection (b).
          (c) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise CCIH as a part of their request made pursuant to this Section 5.2 and CCIH shall include such information in the Request Notice referred to in Section 5.2(b). In such event, the right of any other Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s agreement to participate in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting and CCIH shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Initiating Holders holding a majority of the Registrable Securities being registered (which underwriter or underwriters shall be reasonably acceptable to CCIH). Notwithstanding any other provision of this Section 5.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriters and allocated among the Holders of Registrable Securities (A) first to the Holders who have requested inclusion of their Registrable Securities in the registration, on a pro rata basis based on the number of Registrable Securities requested to be so included by each of them, (B) second to CCIH, and (C) then, among all other stockholders requesting to participate in such registration in proportion as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.
          (d) Limitations on Demand Registration Rights. CCIH shall not be obligated to commence, or to take any action to effect, any registration pursuant to this Section 5.2:
     (i) for a period of six (6) months after CCIH has effected a registration pursuant to this Section 5.2 and such registration has been declared effective by the SEC and remained effective for the period specified in Section 5.5(a) (measured from such initial effective date);
     (ii) to the extent so required by the underwriters in such offering, three (3) months following the closing date of any underwritten registered offering of equity securities of CCIH following the Initial Public Offering (other than registrations on Form S-8 (or otherwise relating to employee benefit plans), Form S-4 or the like); or
     (iii) on behalf of Initiating Holders holding CIT Registrable Securities, Providence Registrable Securities or Spectrum Registrable Securities, as the case may be, if CCIH has already effected two such registrations requested by Initiating Holders holding CIT Registrable Securities, Providence Registrable Securities or Spectrum Registrable Securities, respectively, pursuant to this Section 5.2; provided that at least seventy-five percent (75%) of the Registrable Securities requested to be included by such Initiating Holders in the applicable registrations pursuant to this Section 5.2 have been actually sold.
          (e) Deferral. Notwithstanding anything in this Section 5.2 or Section 5.4, if CCIH shall furnish to the Holders requesting registration pursuant to this Section 5.2 or Section 5.4 a certificate signed by an executive officer of CCIH stating that in the good faith judgment of the Board (i) it would not be in the best interests of CCIH for such registration to be completed because CCIH at the time is in possession of material nonpublic information that it is not prepared to publicly disclose, or (ii) it would not be in the best interests of CCIH for such registration to be completed because such registration would materially interfere with CCIH’s business or financing plans, CCIH shall have the right to defer the filing of any registration statement and/or any other action required to complete a registration under Section 5.2 or 5.4 (and/or suspend the effectiveness of the applicable registration statement) for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that CCIH may not utilize this right more than twice in any twelve (12) month period, and provided further that any such deferral period shall be terminated as soon as reasonably possible.
          (f) Expenses. All expenses incurred in connection with any registration pursuant to this Section 5.2, including, without limitation, all federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for CCIH and one counsel for the Holders chosen by the Holders of a majority of Registrable Securities being included in such registration (but excluding underwriters’ discounts and commissions and fees relating to shares sold by the Holder), shall be borne by CCIH. Each Holder participating in a registration pursuant to this Section 5.2 shall bear such Holder’s proportionate share of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders. Any registration begun pursuant to this Section 5.2 may be withdrawn at the request of the applicable Initiating Holders if the Holders reimburse CCIH for all expenses incurred in connection with such registration, in which case such registration will not constitute the use by the applicable Initiating Holders of a demand registration pursuant to this Section 5.2.

     5.3 Piggyback Registrations.
          (a) Piggyback Registrations. At any time after the Initial Public Offering, CCIH shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of common stock of CCIH for cash (other than a registration statement on Form S-4, S-8 or other limited purpose form) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within ten (10) days after receipt of the above-described notice from CCIH, so notify CCIH in writing, and in such notice shall inform CCIH of the number of Registrable Securities such Holder wishes to include in such registration statement.
          (b) Underwriting. If a registration statement under which CCIH gives notice under Section 5.3(a) is for an underwritten offering, then CCIH shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to have its Registrable Securities included in a registration pursuant to this Section 5.3 shall be conditioned upon such Holder’s participation in such underwriting on the terms agreed to between CCIH and the managing underwriter and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into the form of underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by CCIH. Notwithstanding any other provision of this Agreement, if the managing underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated in the following order of priority (i) in the case of a registration initiated for CCIH’s own account (A) first, to CCIH, (B) second, to each Holder of Registrable Securities requesting registration on a pro rata basis based on the number of Registrable Securities requested to be included in such registration by each of them and (C) third, to any other Person(s) participating in such registration on a pro rata basis based on the number of securities requested to be included in such registration by each of them, and (ii) in the case of a registration initiated by a Person other than CCIH or a Holder exercising “demand” registration rights or the equivalent (x) first, to the Person or Persons requesting such registration, (y) second, to each Holder of Registrable Securities requesting registration on a pro rata basis based on the number of Registrable Securities requested to be included in such registration by each of them, and (z) third, to CCIH. If any Holder so elects (including any objection to the proposed terms of the underwriting), such Holder may elect to withdraw therefrom by written notice to CCIH and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. No such withdrawal shall relieve any withdrawing Holder of its obligation to pay the expenses under Section 5.3(d).
          (c) Delay or Withdrawal of Registration. CCIH may, without the consent of any Holder, delay, suspend, abandon or withdraw any registration and any related proposed offering or other distribution in which any Holder has requested inclusion of such Holder’s Registrable Securities pursuant to this Section 5.3, provided, that, subject to the other terms and conditions of this Agreement, such Holder shall be entitled to continue such registration as a demand registration pursuant to Section 5.2 following any such withdrawal by CCIH to the extent that such registration by any Holder(s) making such election would otherwise satisfy the requirements of Section 5.2 (and the other Holders are given the further opportunity to participate in such registration in the manner contemplated by Section 5.2(b)). Any Holder may elect to withdraw its respective Registrable Securities from inclusion in a registration pursuant to this Section 5.3, at any time prior to five (5) business days prior to the then anticipated effective date of the applicable registration statement.
          (d) Expenses. All expenses incurred in connection with a registration pursuant to this Section 5.3 (excluding underwriters’ and brokers’ discounts and commissions and fees relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation, all federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for CCIH, shall be borne by CCIH.
          (e) Not Demand Registration. Except as contemplated by Section 5.3(c), participation in a registration pursuant to this Section 5.3 shall not be deemed to be a demand registration as described in Section 5.2 above.
          (f) Number of Piggyback Registrations. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request to participate in a registration initiated by CCIH under this Section 5.3.
     5.4 Shelf Registration.
          (a) Request for Shelf Registration. Subject to the limitations set forth below, each holder of Registrable Securities shall have the right to request CCIH to register their Registrable Securities by filing a registration under the Securities Act which provides for the sale by the requesting Holders of their Registrable Securities from time to time under the Securities Act on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (each, a “Shelf Registration”). A request pursuant to this Section 5.4(a) shall be in writing and shall state the number of shares of Registrable Securities that such Holder wishes to sell. Holders shall not be entitled to utilize a Shelf Registration for an underwritten offering of Registrable Securities.
          (b) Notice. CCIH shall, within ten (10) days of receipt of any notice under this Section 5.4(a), notify all Holders of Registrable Securities of the receipt of such request and such other Holders shall be entitled, for a period of ten (10) days after receipt of such notice from CCIH, to request that CCIH include in the requested registration all or any portion of their Registrable Securities. Subject to subsections (c) and (d) below, CCIH shall use its reasonable best efforts to register under the Securities Act, for sale by the Holders, as soon as reasonably practicable and in any event within 30 days, the number of Registrable Securities specified in such notice and in all notices received by CCIH from other Holders in accordance with this subsection (b).

          (c) Limitations on Shelf Registration Rights. CCIH shall not be obligated to commence, or to take any action to effect, a Shelf Registration pursuant to this Section 5.4:
     (i) prior to ninety (90) days following the effective date of a registration in which the applicable Holder(s) had the opportunity to participate pursuant to Section 5.2, 5.3 or 5.4, provided that CCIH shall use its commercially reasonable efforts to achieve such effectiveness promptly following such ninety (90) day period;
     (ii) to effect more than two registrations pursuant to this Section 5.4 within any 12-month period;
     (iii) unless the Holder or Holders requesting such Shelf Registration propose to dispose of Registrable Securities having an aggregate disposition price (after deduction of underwriting discounts) of at least $5 million;
     (iv) if CCIH elects to defer a Shelf Registration pursuant to Section 5.2(e); or
     (v) unless at such time, CCIH is eligible to utilize Form S-3 in connection with any such Shelf Registration; provided, however, that CCIH shall be obligated to effect no more than one Shelf Registration on Form S-1 following the Initial Public Offering and prior to the time that CCIH becomes eligible to utilize Form S-3.
          (d) Duration. CCIH shall not be required to maintain and keep any such Shelf Registration effective for a period exceeding 180 days from the effective date thereof, or until the distribution described in the Registration Statement has been completed, whichever is shorter. Any registration under this Section 5.4 will not be counted as a demand registration under Section 5.2 above.
          (e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 5.4 (excluding underwriter’s and broker’s discounts and commissions and fees relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation, all federal and “blue sky” registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for CCIH, shall be borne by CCIH.
     5.5 Obligations of CCIH. Subject to Section 5.2(e), whenever required under this Section 5 to effect the registration of any Registrable Securities, CCIH shall use its reasonable best efforts to, as expeditiously as reasonably possible:
          (a) Registration Statement. Prepare and file with the SEC a registration statement on a form for which it is eligible with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and to keep such registration statement effective for a period of up to ninety (90) days (or one hundred eighty (180) days in the case of a Shelf Registration) or until the distribution contemplated in the Registration Statement has been completed, whichever is shorter; provided, however, that such period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of CCIH pursuant to Section 5.2(e). Copies of any correspondence to or from the SEC shall be given to each Holder holding securities included in the registration statement promptly upon delivery or receipt by CCIH.
          (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
          (c) Prospectus. Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
          (d) Blue Sky. Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that CCIH shall not be required in connection therewith or as a condition thereto to qualify to do business or to file or execute a general consent to service of process in any such states or jurisdictions.
          (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.
          (f) Notification. (i) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided that upon such notification by the Company each Holder of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such Holder that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such Holder and (ii) promptly prepare a post effect amendment to the applicable registration statement or an amendment or supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such circumstance, the period of effectiveness of the applicable registration statement under Section 5.5(a) or any other provision of this Agreement shall extended by the number of days from and including the date of such notice to the Holders, to and including the date on which the Holders receive copies of such amended or supplemented prospectus.
          (g) Opinion and Comfort Letters. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of counsel representing CCIH for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date, from the independent certified public accountants of CCIH, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Holders of a majority of the Registrable Securities being registered, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.
          (h) Transfer Agent and CUSIP Number. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
          (i) Participation. In connection with any underwritten offering, participate, to the extent reasonably requested by the managing underwriter or underwriters for the offering, in customary efforts to sell the Registrable Securities in connection with such offering, including, without limitation, participating in “road shows.”
     5.6 Furnish Information. It shall be a condition precedent to the obligations of CCIH to take any action pursuant to Sections 5.2, and 5.3 and 5.4 that the selling Holders shall furnish to CCIH such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as CCIH shall reasonably request and as shall be required to timely effect the registration of their Registrable Securities.
     5.7 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 5:
          (a) By CCIH. To the extent permitted by law, CCIH will indemnify and hold harmless each selling Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter, and any partner, director or officer of such Holder, underwriter or controlling Person, within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by CCIH of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and CCIH will reimburse to each such Holder, underwriter or controlling Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of CCIH (which consent shall not be unreasonably withheld or delayed), nor shall CCIH be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of, or is based upon, a Violation which occurs in reliance upon and in conformity with written information furnished by a Holder expressly for use in connection with such registration or if a Holder sells Registrable Securities after the Company delivers a notice of a Violation pursuant to Section 5.5(f) and before the Company has notified such Holder that it has prepared a supplement or amendment to the Prospectus relating to such Violation and delivered copies of such supplement or amendment to such Holder.
          (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless CCIH, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls CCIH within the meaning of Section 15 of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will reimburse, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this subsection 5.7(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 5.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that, in no event shall any indemnity under this subsection 5.7(b) exceed the net proceeds from the offering received by such Holder.
          (c) Notice. Promptly after receipt by an indemnified party under this Section 5.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified party and the indemnifying party; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between such indemnified party and any other party represented by such counsel in such proceeding (as determined in good faith by the indemnified and indemnifying parties). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.7.
          (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of CCIH and selling Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any Person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.
          (e) Contribution. If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall, to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or expense in such proposition as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          (f) Underwriting Agreement Controlling. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
          (g) Survival. The obligations of CCIH and Holders under this Section 5.7 shall survive the completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement.
          (h) Consent to Judgment; Settlement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

     5.8 Additional Parties. Without the prior written consent of the Holders holding a majority of the Registrable Securities then outstanding, CCIH covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any Person, any registration rights of any kind (whether similar to the demand or “piggyback” registration rights described in this Section 5, or otherwise) relating to shares of CCIH’s Common Stock that are inconsistent with or superior to the rights granted to the Holders hereunder. Notwithstanding anything to the contrary contained herein, any holder of Common Stock of CCIH, or any securities convertible into, exercisable or exchangeable for Common Stock of CCIH, may, upon agreement of CCIH, become a party to this Agreement and shall be deemed a Holder hereunder by executing and delivering to CCIH a counterpart signature page to this Agreement, subject to the consent of CCIH and the Holders of a majority of the Registrable Securities.
     5.9 Termination of Registration Rights. No Holder shall be entitled to exercise any registration right provided for in this Section 5 during such time as all Registrable Securities held by such Holder may be sold by such Holder under paragraph (k) of Rule 144.
     5.10 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, CCIH agrees to use its commercially reasonable efforts to:
          (a) make and keep public information available regarding CCIH, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the Initial Public Offering;
          (b) file with the SEC, in a timely manner, all reports and other documents required of CCIH under the 1934 Act;
          (c) so long as a Holder owns any Registrable Securities, furnish to any Holder forthwith upon request: a written statement by CCIH as to its compliance with the reporting requirements of said Rule 144 and of the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of CCIH; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and
          (d) the Company shall use its reasonable best efforts to qualify for registration on Form S-3 and maintain such qualification for registration.
     5.11 “Market Stand-Off” Agreement. Each Holder hereby agrees, if requested by CCIH and any underwriter in connection with any public offering of equity securities of CCIH, not to sell, contract to sell, grant an option to purchase, pledge, hedge or otherwise transfer or dispose of any Registrable Securities (or any notional or economic interest therein) held by such Holder (other than those included in the applicable registration) for a period specified by the representative of the underwriters for such offering not to exceed (i) one hundred eighty (180) days following the effective date of the Initial Public Offering or (ii) thirty (30) days prior to or ninety (90) days following any other underwritten offering of CCIH equity securities. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by CCIH or the underwriter which are consistent with the foregoing or which are necessary or appropriate to give further effect thereto. CCIH may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such 180-day or 120-day period, as applicable.
6. IPO ALLOCATION;TERMINATION
     6.1 IPO Allocation. The Equity Holders agree that in connection with the Initial Public Offering and subject to the terms of that certain Underwriting Agreement, dated July 21, 2005 with Credit Suisse First Boston LLC and Citigroup Global Markets, Inc. (the “Underwriting Agreement”), (i) Spectrum will be entitled to include 6,444,444 of their shares of Common Stock of CCIH in the shares to be sold by the selling stockholders in the Initial Public Offering, and (ii) Providence will be entitled to sell 3,222,222 of the remaining shares of Common Stock of CCIH to be sold by the selling stockholders in the Initial Public Offering. In the event that the applicable underwriters exercise their overallotment option to purchase additional shares in the Initial Public Offering, (i) Spectrum and Providence will be entitled to sell, on a pro rata basis, 1,120,316 shares and 560,158 shares, respectively, of Common Stock of CCIH sold upon exercise of the underwriters’ overallotment option, (ii) following the sale of Common Stock of CCIH by Providence and Spectrum, Management will be entitled to sell, on a pro rata basis, 83,978 of their vested shares of restricted Common Stock outstanding under the Homebase LLC Restricted Share Plan sold upon the exercise of the underwriters’ overallotment option; and (iii) following the sale of Common Stock of CCIH by Providence, Spectrum and Management, CIT will be entitled to sell the 585,548 shares of Common Stock of CCIH sold upon exercise of the underwriters’ overallotment option.
     6.2 Termination. This Agreement shall terminate and the transactions contemplated hereby abandoned in the event that the Underwriting Agreement is terminated.
7. MISCELLANEOUS.
     7.1 Governing Law. This agreement shall be construed in accordance with and governed by the laws of the state of Delaware (without giving effect to any conflicts or choice of laws provisions that would cause the application of the domestic substantive laws of any other jurisdiction). None of the parties hereto has agreed with or represented to any other party that the provisions of this section will not be fully enforced in all instances.
     7.2 Waiver of Jury Trial. Each of the parties hereto hereby voluntarily and irrevocably waives trial by jury in any action or other proceeding brought in connection with this agreement or any of the transactions contemplated hereby.
     7.3 Consent to the Exclusive Jurisdiction of the Courts of Delaware.
          (a) Each of the parties hereto hereby consents to the exclusive jurisdiction of the courts of the state of Delaware and the united states district court for the district of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of, or in connection with, this agreement or any of the transactions contemplated hereby or thereby.

          (b) Each party hereby expressly waives any and all rights to bring any suit, action or other proceeding in or before any court or tribunal other than the courts of the state of Delaware and covenants that such party shall not seek in any manner to resolve any dispute other than as set forth herein or to challenge or set aside any decision, award or judgment obtained in accordance with the provisions hereof.
          (c) Each of the parties hereto hereby expressly waives any and all objections such party may have to venue, including, without limitation, the inconvenience of such forum, in any of such courts. In addition, each of the parties’ consents to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with section 7.7.
     7.4 Further Assurances. Each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated by this Agreement.
     7.5 Survival. The representations, warranties, covenants and agreements made herein shall survive the closings of the transactions contemplated hereby.
     7.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. No party may assign this Agreement or any rights, remedies and entitlements under this Agreement except a party may assign its rights under Section 5: (i) to an Affiliate of such party upon the transfer of at least 50% of Registrable Securities held by such party; (ii) in the case of CIT, in connection with an assignment of Registrable Securities to a Lumpkin Affiliate; or (iii) to the partners, members, stockholders or other direct or indirect holders of equity interests in such Holder in connection with a distribution of Registrable Securities by the applicable Holder; provided, however, that no such assignment shall be effective unless (i) the transferee shall be required, as a condition to such transfer, to agree to be bound by the terms of this Agreement and, (ii) CCIH is given written notice at the time of the assignment, or within a reasonable time after such assignment, stating the name and address of said transferee and identifying the Registrable Securities that are being assigned.
     7.7 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by a written instrument signed by the holders of at least a majority of the CIT Registrable Securities, Spectrum Registrable Securities, Providence Registrable Securities and a majority of the Common Stock held by Management and a representative of CCIH so authorized by its Board.
     7.8 Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement, shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), commercial (including FedEx) or U.S. Postal Service overnight delivery service, or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:

          If to CCIH, addressed to:
121 South 17th Street
Mattoon, IL 61938
Facsimile: (217) 258-6240
          If to any Original Investor at its address set forth on Schedule II hereto and with respect to any other party, at the address maintained in CCIH’s records for such party.
     Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. U.S. Eastern Time and, if sent after 5:00 p.m. U.S. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.
     7.9 Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such party or be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All of a party’s remedies, either under this Agreement, or by law or otherwise afforded to such party, shall be cumulative and not alternative.
     7.10 Agent’s Fees. Each party (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) hereby agrees to indemnify and to hold the other parties harmless of and from any liability for commissions or compensation in the nature of an agent’s, finder’s or broker’s fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which said party is responsible.
     7.11 Construction of Certain Terms. The titles of the articles, sections, and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Wherever the words “including,” “include” or “includes” are used in this Agreement, they shall be deemed followed by the words “without limitation.” References to any gender shall be deemed to mean any gender.
     7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     7.13 Legends. In addition to any legends required by the Securities Act or any applicable state securities laws, CCIH shall place the following legends on the front or back of each certificate evidencing ownership of Common Stock of CCIH not to be sold in the Initial Public Offering:
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR, EXCEPT AS OTHERWISE AGREED BY CCIH, UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”
     7.14 Remedies Cumulative; Waiver. No remedy referred to herein or in any exhibit hereto is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available at law or in equity. No express or implied waiver of any default shall be a waiver of any future or subsequent default. The failure or delay in exercising any rights granted to them hereunder shall not constitute a waiver of any such right and any single or partial exercise of any particular right shall not exhaust the same or constitute a waiver of any other right provided herein.
     7.15 Timely Performance. Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

[SIGNATURES TO REORGANIZATION AGREEMENT]
     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

CONSOLIDATED COMMUNICATIONS ILLINOIS HOLDINGS, INC.

By:	/s/ Steven L. Grissom

Printed Name: Steven L. Grissom
Title: Secretary and Treasurer

CONSOLIDATED COMMUNICATIONS TEXAS HOLDINGS, INC.

By:	/s/ Steven L. Grissom

Printed Name: Steven L. Grissom
Title: Secretary and Treasurer

HOMEBASE ACQUISITION, LLC

By:	/s/ Steven L. Grissom

Printed Name: Steven L. Grissom
Title: Authorized Signatory

SPECTRUM EQUITY INVESTORS IV, L.P.

By:	Spectrum Equity Associates IV, L.P.
Its General Partner

By:	/s/ Kevin J. Maroni

Kevin J. Maroni
Its General Partner

[SIGNATURES TO REORGANIZATION AGREEMENT]

SPECTRUM EQUITY INVESTORS PARALLEL IV, L.P.

By:	Spectrum Equity Associates IV, L.P.
Its General Partner

By:	/s/ Kevin J. Maroni

Kevin J. Maroni
Its General Partner

SPECTRUM IV INVESTMENT MANAGERS’ FUND, L.P.

By:	/s/ Kevin J. Maroni

Kevin J. Maroni
Its General Partner

SPECTRUM EQUITY INVESTORS III, L.P.

By:	Spectrum Equity Associates III, L.P.
Its General Partner

By:	/s/ Kevin J. Maroni

Kevin J. Maroni
Its General Partner

SEI III ENTREPRENEURS’ FUND, L.P.

By:	SEI III Entrepreneurs’ LLC
Its General Partner

By:	/s/ Kevin J. Maroni

Kevin J. Maroni
Its Member

[SIGNATURES TO REORGANIZATION AGREEMENT]

SPECTRUM III INVESTMENT MANAGERS’ FUND, L.P.

By:	/s/ Kevin J. Maroni

Kevin J. Maroni
Its General Partner

PROVIDENCE EQUITY PARTNERS IV, L.P.

By:	Providence Equity GP IV LP, its General Partner

By:	Providence Equity Partners IV L.L.C., its general partner

By:	/s/ Mark A. Pelson

Title: Managing Director

PROVIDENCE EQUITY OPERATING PARTNERS IV, L.P.

By:	Providence Equity GP IV LP, its General Partner

By:	Providence Equity Partners IV L.L.C., its general partner

By:	/s/ Mark A. Pelson

Title: Managing Director

CENTRAL ILLINOIS TELEPHONE, LLC

By:	/s/ Richard Lumpkin

Richard Lumpkin, Manager

[SIGNATURES TO REORGANIZATION AGREEMENT]

By:	/s/ Robert J. Currey

Robert J. Currey

By:	/s/ Joseph R. Dively

Joseph R. Dively

By:	/s/ Steven J. Shirar

Steven J. Shirar

By:	/s/ Steven L. Childers

Steven L. Childers

By:	/s/ Chris A. Young

Chris A. Young

By:	/s/ Brian L. Carr

Brian L. Carr

By:	/s/ James A. Watkins

James A. Watkins

By:	/s/ Michael W. Smith

Michael W. Smith

By:	/s/ Patricia A. Bacon

Patricia A. Bacon

[SIGNATURES TO REORGANIZATION AGREEMENT]

By:	/s/ Rick H. Hall

Rick H. Hall

By:	/s/ Steven L. Grissom

Steven L. Grissom

By:	/s/ Gary A. Patrem

Gary A. Patrem

By:	/s/ Edward B. Pence

Edward B. Pence

By:	/s/ Barbara TenEyck

Barbara TenEyck

By:	/s/ William T. White

William T. White

By:	/s/ Doug R. Abolt

Doug R. Abolt

By:	/s/ Janice L. Hester

Janice L. Hester

By:	/s/ David N. McDonald

David N. McDonald

[SIGNATURES TO REORGANIZATION AGREEMENT]

By:	/s/ Charles R. Udell, Jr.

Charles R. Udell, Jr.

List of Schedules

I	Defined Terms

II	Schedule of Equity Holders of Homebase LLC

III	CCIH Stock Ownership Table

SCHEDULE I
DEFINED TERMS
     “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Restricted Share Plan” shall mean that certain Homebase Acquisition, LLC 2003 Restricted Share Plan, as same shall be amended effective one day immediately prior to the merger of Homebase with and into CCIH pursuant to the Consolidated Communications Holdings, Inc. Restricted Share Plan.
     “Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the Family Group of such individual and any trust whose principal beneficiary is such individual or one or more members of the Family Group of such individual and any Person who is controlled by any such member or trust. As used in this definition, “control”, including, its correlative meanings, “controlled by” and “under common control with”, shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise).
     “Agreement” shall have the meaning specified in Preamble.
     “Board” shall mean the Board of Directors of CCIH.
     “CCIH” shall have the meaning specified in Preamble.
     “CCTH” shall have the meaning specified in Preamble.
     “Charter Amendment” shall have the meaning specified in Section 1.1.
     “Class A Common Shares of Homebase LLC” shall mean the Class A Common Shares of Homebase LLC issued in connection with the recapitalization of Homebase LLC described in Section 1.3.
     “Class A Common Stock” shall mean the Class A Common Stock of CCIH, par value $.01, authorized pursuant to the Charter Amendment of CCIH, and any other securities into which or for which any of the Class A Common Stock of CCIH may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.
     “Class A Liquidation Preference” shall have the meaning specified in the Homebase LLC Agreement.
     “Class A Preferred Shares of Homebase LLC” shall mean the Class A Preferred Shares as defined in the Homebase LLC Agreement.

     “Class B-1 Common Shares of Homebase LLC” shall mean the Class B-1 Common Shares of Homebase LLC issued in connection with the recapitalization of Homebase LLC described in Section 1.3.
     “Class B-2 Common Shares of Homebase LLC” shall mean the Class B-2 Common Shares of Homebase LLC issued in connection with the recapitalization of Homebase LLC described in Section 1.3.
     “Class B Common Stock” shall mean the Class B Common Stock of CCIH, par value $.01, authorized pursuant to the Charter Amendment of CCIH, and any other securities into which or for which any of the Class B Common Stock of CCIH may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.
     “Closing” shall have the meaning specified in Section 2.1.
     “Closing Date” shall have the meaning specified in Section 2.1.
     “Code” shall have the meaning specified in Section 1.5.
     “Common Shares of Homebase LLC” shall mean the Common Shares as defined in the Homebase LLC Agreement.
     “Common Stock” shall mean (i) CCIH’s common stock, par value $.01 per share, (ii) any other common stock of CCIH and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, consolidation, sale of assets or other similar transaction.
     “DGCL” shall have the meaning specified in Section 1.2.
     “Equity Holder(s)” shall have the meaning specified in Preamble.
     “Family Group” shall mean as to any individual, such individual’s descendants (whether natural or adopted), such individual’s siblings, such individual’s sibling’s descendants, such individual’s spouse, such individual’s spouse’s descendants (whether natural or adopted), or any trust, limited partnership, limited liability company or other entity established for the primary benefit of any of the foregoing persons (whether natural or adopted) for estate planning purposes.
     “Governmental Entity” shall mean any federal, state or local or foreign government, any political subdivision thereof or any court, administrative or regulatory agency, department, instrumentality, body or commission or other governmental authority or agency, domestic or foreign.
     “Homebase LLC” shall have the meaning specified in Preamble.
     “Homebase LLC Agreement” shall have the meaning specified in Section 1.3.

2

     “Initial Public Offering” shall have the meaning specified in Recitals.
     “IPO Price” means $13.00 per share.
     “Liens” shall mean all mortgages, liens, pledges, security interests charges, claims, restrictions and encumbrances of any nature whatsoever.
     “LLC Certificate” shall have the meaning specified in Section 2.3.
     “Lumpkin Affiliate” shall mean (a) Richard A. Lumpkin or one of his immediate family members; (b) any corporation, partnership, limited liability company or other entity more than 50% of the voting equity interests of which are owned directly or indirectly by Richard A. Lumpkin or one or more of his immediate family members and which is controlled directly or indirectly by Richard A. Lumpkin and/or one or more of his immediate family members; (c) any trust (including a voting trust) which is more than 50% for the benefit of Richard A. Lumpkin and/or one or more of his immediate family members and controlled directly or indirectly by Richard A. Lumpkin and/or one or more of his immediate family members, or (d) the estate of Richard A. Lumpkin or one of his immediate family members until such time as the property of such estate is distributed in accordance with the applicable will or applicable law. For purposes of this definition “control” of a trust, corporation, partnership, limited liability company or other entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the trust, corporation, partnership, limited liability company or other entity, whether through the ownership of voting securities, by agreement or otherwise and, in the case of a trust, “control” shall also include the ability to make investment decisions for the trust or to appoint and remove the person or entity that makes investment decisions for the trust. For purposes of this definition, “immediate family member” means (a) any lineal descendant of Richard Adamson Lumpkin or Mary Green Lumpkin, parents of Richard A. Lumpkin, and (b) the spouse of any such lineal descendant (parentage and descent in each case to include adoptive and step relationships).
     “Management” shall have the meaning specified in the Preamble.
     “Mergers” shall have the meaning specified in Recitals.
     “Providence” shall have the meaning specified in Preamble.
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Spectrum” shall have the meaning specified in Preamble.
     “Underwriting Agreement” shall have the meaning specified in Section 6.1.

3

SCHEDULE II
SCHEDULE OF EQUITY HOLDERS OF HOMEBASE LLC

SCHEDULE II

		Common Shares held
		immediately prior	Class A Preferred Shares
		to the	held immediately prior
	Investor Members	Reorganization	to the Reorganization
A.	Central Illinois Telephone, LLC c/o Homebase Acquisition, LLC P.O. Box 1234 Mattoon, IL 61938 Fax: (217) 258-6240	3,000,000	58,677.9039

B.	Spectrum Equity Investors IV, L.P. One International Place, 29th Floor Boston, MA 02110 Attn: Kevin J. Maroni Fax: (617) 464-4601	2,702,563	52,860.23911

	Spectrum IV Investment Managers’ Fund, L.P. One International Place, 29th Floor Boston, MA 02110 Attn: Kevin J. Maroni Fax: (617) 464-4601	32,183	629.48071

	Spectrum Equity Investors Parallel IV, L.P. One International Place, 29th Floor Boston, MA 02110 Attn: Kevin J. Maroni Fax: (617) 464-4601	15,954	312.05027

	Spectrum Equity Investors III, LP One International Place, 29th Floor Boston, MA 02110 Attn: Kevin J. Maroni Fax: (617) 464-4601	239,328	4,681.08845

	SEI III Entrepreneurs’ Fund, L.P. One International Place, 29th Floor Boston, MA 02110 Attn: Kevin J. Maroni Fax: (617) 464-4601	7,479	146.28401

	Spectrum III Investment Managers’ Fund, L.P. One International Place, 29th Floor Boston, MA 02110 Attn: Kevin J. Maroni Fax: (617) 464-4601	2,493	48.76135

		Common Shares held
		immediately prior	Class A Preferred Shares
		to the	held immediately prior
	Investor Members	Reorganization	to the Reorganization
C.	Providence Equity Partners IV, L.P. c/o Providence Equity Partners, Inc. 50 Kennedy Plaza, 18th Floor Providence, RI 02903 Attn: Glen Creamer Fax: (401) 751-1790	2,990,355	58,489.25446

	Providence Equity Operating Partners IV, L.P. c/o Providence Equity Partners, Inc. 50 Kennedy Plaza, 18th Floor Providence, RI 02903 Attn: Glen Creamer Fax: (401) 751-1790	9,645	188.64944

D.	Robert J. Currey 3658 S.E. Torch Lake Drive Bellaire, MI 49615	300,000

	Joseph R. Dively 13179 E. County Road 720 N Charleston, IL 61920	100,000

	Steven J. Shirar 9921 Wild Deer Road St. Louis, MO 63124	100,000

	Steven L. Childers 9 Stillwater Charleston, IL 61920	100,000

	Chris A. Young 602 W. Coolidge Ave. Charleston, IL 61920	62,500

	Brian L. Carr 815 N. County Road 1675 E. Camargo, IL 61919	50,000

	James A. Watkins 1803 Live Oak Lane Lufkin, TX 75901	50,000

	Michael W. Smith 610 Hickory Lane Charleston, IL 61920	50,000

2

	Common Shares held
	immediately prior	Class A Preferred Shares
	to the	held immediately prior
Investor Members	Reorganization	to the Reorganization
Patricia A. Bacon 7083 N. County Road 1380 E. Charleston, IL 61920	25,000

Rick H. Hall 217 Hickory Lane Mattoon, IL 61938	25,000

Steven L. Grissom 21 S. Country Club Road Mattoon, IL 61938	25,000

Gary A. Patrem 12 St. Andrews Place Mattoon, IL 61938	12,500

Edward B. Pence 2310 Saratoga Place Charleston, IL 61920	12,500

Barbara TenEyck 501 Hickory Lane Mattoon, IL 61938	12,500

William T. White 2807 Krishire Drive Charleston, IL 61920	12,500

Doug R. Abolt 521 Fox Lake Drive Charleston, IL 61920	12,500

Janice L. Hester P.O. Box 1606 Effingham, IL 62401	12,500

David N. McDonald 3037 Old State Road Mattoon, IL 61938	12,500

Charles R. Udell, Jr. 15 S. Regent Oak The Woodlands, TX 77381	20,000

3